Exhibit T3A.11

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

December 30, 2014

RE: DMX Residential, LLC

File Number: 802125650

It has been our pleasure to approve and place on record the filing instrument effecting a conversion. The appropriate evidence is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10337	Document: 584188720002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

DMX Residential, Inc.
File Number: 800704393

Converting it to

DMX Residential, LLC
File Number: 802125650

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10340	Document: 584188720002

Form 632		This space reserved for office use.
(Revised 05/11) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697
512 463-5555 FAX: 512 463-5709 Filing Fee: See instructions	Certificate of Conversion of a Corporation Converting to a Limited Liability Company

Converting Entity Information

The name of the converting corporation is:

DMX Residential, Inc.

The jurisdiction of formation of the corporation is: Texas

The date of formation of the corporation is: 09/07/2006

The file number, if any, issued to the corporation by the secretary of state, is: 800704393

Plan of Conversion—Alternative Statements

The corporation named above is converting to a limited liability company. The name of the limited liability company is:

DMX Residential, LLC

The limited liability company will be formed under the laws of : Texas

☐    The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☒   Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is:

1703 West Fifth Street, Ste 600	Austin	TX	USA	78703
Street or Mailing Address	City	State	Country	Zip Code

A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

1703 West Fifth Street, Ste 600	Austin	TX	USA	78703
Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

4

Certificate of Formation for the Converted Entity

☒   The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A.       ☐  This document becomes effective when the document is accepted and filed by the secretary of state.

B.       ☒  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:  01/01/2015

C.       ☐  This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐            Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation.

☒          In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 12/19/2014

/s/ Steven K. Richards

Director
Signature and title of authorized person on behalf of the converting entity

5

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

DMX Residential, LLC
File Number: 802125650

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10306	Document: 584402500001

Form 205		This space reserved for office use.
(Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697
512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company

Article 1— Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

DMX Residential, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 — Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒   A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporate Creations Network Inc.

OR

☐    B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

4265 San Felipe #1100	Houston	TX	77027
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☒   A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐    B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

DMX Residential Holdings, LLC

Organization Name

ADDRESS

1703 West Fifth Street, Ste 600	Austin	TX	USA	78703
Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 2

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

Organization Name

ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 3

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

Organization Name

ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

Article 4 — Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The attached Supplemental Provisions and Information are attached hereto and incorporated by reference.

Organizer

The name and address of the organizer:

Samuel Wastson Eastman, Esq

Name

901 S Mopac Expy, Barton Oaks Plaza One, Ste 300	Austin	TX	78746
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A.    ☐ This document becomes effective when the document is filed by the secretary of state.

B.    ☒ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 01/01/2015

C.    ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	12/19/2014

Signature of organizer

Samuel Watson Eastman, Esq.
Printed or typed name of organizer

ADDENDUM A

Certificate of Formation
for
DMX RESIDENTIAL, LLC

Supplemental Provisions / Information

1.             Indemnification. To the fullest extent permitted by applicable law, the DMX Residential, LLC, a Texas limited liability company (the “LLC”) is authorized to provide indemnification of (and advancement of expenses to) agents of the LLC (and any other persons to whom Texas law permits the LLC to provide indemnification) through the LLC’s company agreement provisions, agreements with such agents or other persons, vote of members or disinterested managers or otherwise in excess of the indemnification and advancement otherwise permitted by Chapter 8 of the Texas Business and Organizations Code, subject only to the limits created by applicable Texas law (statutory or non-statutory), with respect to actions for breach of duty to the LLC, its members, and others.

2.             Action by Written Consent. Any action required by the Code to be taken at any annual or special meeting of the members of the LLC, or any action that may be taken at any annual or special meeting of the members of the LLC, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action to be taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all interests entitled to vote on the action were present and voted.

3.             Formation by Conversion. The LLC is being formed pursuant to the filing of a Texas Secretary of State Form 632 Certificate of Conversion of a Corporation Converting to a Limited Liability Company which this Certificate of Formation is affixed to. The LLC was formed pursuant to a plan of conversion on file at the principal address of the LLC, whereby DMX Residential, Inc., a Texas corporation (the “Corporation”) was legally converted into the LLC pursuant to the Texas Business and Organizations Code, The Corporation was formed by the filing of its Certificate of Formation with the Texas Secretary of State on 08/07/2006. The prior name of the LLC was DMX Residential, Inc., a Texas corporation having its principal place of business at 1703 West Fifth Street, Ste. 600, Austin, Texas, 78703, The current name for the LLC is “DMX Residential, LLC” with a principal office at 1703 West Fifth Street, Ste. 600, Austin, Texas, 78703.